UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2014

ECOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168413	27-2692640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

420 Jericho Turnpike, Suite 110 Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 465-3964

ON-AIR IMPACT, INC.

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.SEClawyerFL.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change & Authorized Capital Increase

Effective June 23, 2014, our Articles of Incorporation on file with the Nevada Secretary of State were amended as follows:

1.	Our name was changed from “On-Air Impact, Inc.” to “Ecosciences, Inc.” (the “Name Change”).

2.	Our authorized capital stock was increased from One Hundred Million (100,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), to Five Hundred Million (500,000,000) shares of Common Stock; and from Ten Million (10,000,000) shares of “blank check” preferred stock, par value $0.0001 per share (the “Preferred Stock”), to Fifty Million (50,000,000) shares of “blank check” Preferred Stock, without changing the $0.0001 par value of the Common Stock or Preferred Stock (the “Authorized Capital Increase”).

Our Name Change and Authorized Capital Increase were unanimously approved by our Board of Directors on May 21, 2014, subject to stockholder approval in accordance with the Nevada Revised Statutes and our Bylaws. On May 21, 2014, by written consent in lieu of a stockholders meeting as permitted by the Nevada Revised Statutes and our Bylaws, the holder of 100% of our outstanding shares of Series B Non-Convertible Preferred Stock, representing eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of our stockholders or action by written consent, consented to the Name Change and Authorized Capital Increase.

We believe that our new name more accurately reflects our business operations since the consummation of our reverse merger with Eco-Logical Concepts, Inc., a Delaware corporation (“Eco-Logical”) on May 9, 2014, as previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on May 15, 2014.

Forward Stock Split

On May 21, 2014, the Company’s Board of Directors approved a forward stock split of our outstanding Common Stock at a ratio of Five Hundred-for-One (500-for-1) (the “Forward Stock Split”), with fractional shares resulting from the Forward Stock Split being rounded up to the nearest whole number. The Forward Stock Split became effective concurrently with the effectiveness of our Name Change and Authorized Capital Increase on June 23, 2014.

Before the Forward Stock Split, we had 673,503 shares of Common Stock outstanding. After having given effect to the Forward Stock Split, we now have 336,751,250 shares of Common Stock outstanding.

The Forward Stock Split will be “payable upon surrender” of outstanding Common Stock. Stockholders are not required to do anything at this time. For stockholders holding their shares with brokers, the Depository Trust Company (DTC) has been notified of the split and will adjust each stockholder’s position automatically. For stockholders holding their shares in certificate form, the Forward Stock Split is payable when their certificates are returned to the Company’s transfer agent, VStock Transfer, LLC (www.vstocktransfer.com).

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

New Ticker Symbol & CUSIP Number

The Company’s Common Stock symbol for a period of 20 business days beginning on June 23, 2014 will be “OAIRD”. Afterwards, commencing on July 21, 2014, the new trading symbol for the Company’s Common Stock will be “ECEZ”. The Company’s Common Stock new CUSIP number is 279219109; and its Global Market Entity Identifier “GMEI/LEI” is 5493002G48471DET8W20, effective June 23, 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 23, 2014, Dorothy Whitehouse and Edward Whitehouse each resigned as a member of our Board of Directors. Their resignations were not due to any disagreement with the Company nor were they related to our operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Description:

3.1	Certificate of Amendment to the Articles of Incorporation of On-Air Impact, Inc., effective June 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOSCIENCES, INC.

Dated: June 23, 2014	By:	/s/ Joel Falitz
Joel Falitz
Chief Executive Officer, President, Secretary & Treasurer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)